Jazz Parent, Inc. Unaudited Condensed Consolidated Financial Statements Three Months Ended December 31, 2022 Exhibit 99.2

Jazz Parent, Inc. Index December 31, 2022 Page(s) Unaudited Condensed Consolidated Financial Statements Unaudited Condensed Consolidated Balance Sheet ................................................................................... 1 Unaudited Condensed Consolidated Statement of Operations and Comprehensive Income ..................... 2 Unaudited Condensed Consolidated Statement of Shareholders’ Equity ................................................... 3 Unaudited Condensed Consolidated Statement of Cash Flows .................................................................. 4 Notes to Unaudited Condensed Consolidated Financial Statements .................................................... 5–12

Jazz Parent, Inc. Unaudited Condensed Consolidated Balance Sheet December 31, 2022 In thousands, except share amounts The accompanying notes are an integral part of these unaudited condensed consolidated financial statements. 1 December 31, 2022 Assets Current assets Cash 24,157$ Accounts receivable, net of allowance of $2,122 70,693 Inventories, net 217,714 Other current assets 3,815 Total current assets 316,379 Property and equipment, net 28,159 Right of use assets 13,407 Goodwill 317,241 Intangible assets, net 189,560 Other assets 1,367 Total assets 866,113$ Liabilities and Shareholders' Equity Current liabilities Accounts payable 36,912$ Accrued expenses 32,872 Long-term debt, current portion 4,520 Operating leases, current portion 2,288 Finance leases, current portion 1,827 Total current liabilities 78,419 Long-term debt, net of current portion 581,481 Operating leases, net of current portion 11,666 Finance leases, net of current portion 7,752 Deferred tax liabilities 32,074 Total liabilities 711,392 Commitments and contingencies (Note 10) Shareholders' equity Common Stock, $.01 par value, 1,000 shares authorized, issued and outstanding - Additional paid-in-capital 431,640 Accumulated deficit (276,919) Total shareholders' equity 154,721 Total liabilities and shareholders' equity 866,113$

Jazz Parent, Inc. Unaudited Condensed Consolidated Statement of Operations and Comprehensive Income Period Ended December 31, 2022 In thousands, except share amounts The accompanying notes are an integral part of these unaudited condensed consolidated financial statements. 2 2022 Net sales 127,852$ Cost of sales 79,225 Gross profit 48,627 Operating expenses Selling, general and administrative expenses 29,696 Total operating expenses 29,696 Operating income 18,931 Other expense Interest expense, net (14,669) Other expense, net 201 Total other expense (14,468) Income before income taxes 4,463 Income tax provision (1,894) Net income 2,569$ Ended December 31, Three Months

Jazz Parent, Inc. Unaudited Condensed Consolidated Statement of Shareholders’ Equity Period Ended December 31, 2022 In thousands, except share amounts The accompanying notes are an integral part of these unaudited condensed consolidated financial statements. 3 Additional Paid-in (Accumulated Shares Amount Capital Deficit) Total Balance at September 30, 2022 1,000 -$ 430,385$ (279,488)$ 150,897$ Net income - - - 2,569 2,569 Capital contribution from shareholders - - 1,255 - 1,255 Balance at December 31, 2022 1,000 -$ 431,640 (276,919)$ 154,721$ Subsidiaries Jazz Parent, Inc. and Common Stock For the Three Months Ended December 31, 2022

Jazz Parent, Inc. Unaudited Condensed Consolidated Statement of Cash Flows Period Ended December 31, 2022 (In thousands, except share amounts) The accompanying notes are an integral part of these unaudited condensed consolidated financial statements. 4 Three Months Ended December 31, 2022 Cash flows from operating activities Net income 2,569$ Adjustments to reconcile net income to net cash provided by operating activities Depreciation 1,872 Amortization of intangible assets 4,434 Amortization of debt issuance costs 599 Equity-based compensation expense 1,255 Bad debt recovery (658) Write off of obsolete and excess inventory 1,242 Loss on disposal of property and equipment 1 Deferred income tax provision (2,352) Non-cash lease expense 689 Other non-cash 433 Changes in assets and liabilities, net of effects of acquisitions Accounts receivable 1,623 Inventories (14,315) Other assets 311 Accounts payable 1,570 Accrued expenses 2,122 Other liabilities (626) Net cash provided by operating activities 769 Cash flows from investing activities Purchase of property and equipment (1,915) Purchase of business, net of cash acquired (20,262) Net cash used in investing activities (22,177) Cash flows from financing activities Payments on long-term debt (1,713) Payments for finance leases (430) Net cash used in financing activities (2,143) Net decrease in cash (23,551) Cash Beginning of period 47,708 End of period 24,157$ Supplemental disclosure of cash flow information Cash paid for interest 13,781$ Cash paid for taxes 3,207$ Noncash investing and financing activities Purchase of property and equipment included in accounts payable 98$

Jazz Parent, Inc. Notes to Unaudited Condensed Consolidated Financial Statements December 31, 2022 (In thousands, except share and per share amounts) 5 1. Basis of Presentation The accompanying unaudited condensed consolidated financial statements include the accounts of Jazz Parent, Inc., and its wholly owned subsidiaries (collectively, the “Company”) after the elimination of intercompany accounts and transactions as of and for the period ended December 31, 2022. The unaudited condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) for interim financial information. Therefore, the unaudited condensed consolidated financial statements do not include all information and footnotes normally included in annual consolidated financial statements and should be read in conjunction with our consolidated financial statements and notes thereto for the year ended December 31, 2022. In the opinion of management, the unaudited condensed consolidated financial statements contain all adjustments necessary for a fair presentation of the unaudited condensed consolidated balance sheet, statement of operations and comprehensive income, statement of shareholders’ equity and statement of cash flows for such interim period presented. The results of operations for the three months ended December 31, 2022 are not necessarily indicative of the results which may be expected for the entire fiscal year. 2. Inventories Inventories consist of the following: December 31, 2022 Raw materials 60$ Work in process 9,756 Finished goods 207,898 217,714$ Obsolete and excess inventory of $1,242 was charged to cost of sales during the three months ended December 31, 2022.

Jazz Parent, Inc. Notes to Unaudited Condensed Consolidated Financial Statements December 31, 2022 (In thousands, except share and per share amounts) 6 3. Property and Equipment Property and equipment consist of the following: December 31, 2022 Furniture and fixtures 2,082$ Computer equipment 14,368 Equipment 32,227 Vehicles 142 Leasehold improvements 8,210 Construction in progress 2,253 Buildings 13,269 72,551 Less: Accumulated depreciation (44,392) 28,159$ Depreciation expense of $1,872 was recorded during the three months ended December 31, 2022. 4. Goodwill and Intangible Assets Changes in goodwill consist of the following: December 31, 2022 Beginning balance 310,867$ Additions to goodwill 6,374 Ending balance 317,241$ Changes in intangible assets consist of the following: December 31, 2022 Beginning balance 182,994$ Additions to intangible assets 11,000 Amortization of intangible assets (4,434) Ending balance 189,560$

Jazz Parent, Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
December 31, 2022
(In thousands, except share and per share amounts)

The carrying amounts of intangible assets are summarized as follows:

	December 31, 2022				
	Gross Carrying Amount	Accumulated Amortization	Accumulated Impairment	Accumulated Business Restructuring	Net Carrying Amount
Intangible assets subject to amortization					
Part manufacturing authority rights	$ 33,900	$ (18,006)	$ (2,365)	$ (61)	$ 13,468
Customer relationships	239,509	(95,578)	(11,461)	(12,148)	120,322
Trademarks	11,800	(5,573)	(1,000)	(615)	4,612
Repair process technology	40,050	(19,546)	(2,128)	(218)	18,158
Non-compete agreements	570	(365)	(205)	-	-
Intangible assets not subject to amortization					
Trademarks	70,700	-	(37,700)	-	33,000
	$ 396,529	$ (139,068)	$ (54,859)	$ (13,042)	$ 189,560

As of December 31, 2022, the Company's future amortization of definite-lived intangible assets is expected to be as follows:

Year ending December 31,	
2023	$ 17,832
2024	17,751
2025	17,609
2026	17,586
2027	17,479
Thereafter	68,303
	$ 156,560

5. Acquisitions

On October 14, 2022, the Company finalized a stock purchase agreement to purchase substantially all the assets of Aviatron Inc., a certified 145 aircraft repair station specializing in pneumatic component repair and maintenance, in exchange for $21,199 in cash, and it is included in the accompanying consolidated financial statements from that date. The primary reason for the purchase was to obtain the customer relationships and related revenues. The acquisition was accounted for as a business combination and as a result, the purchase price was assigned to assets acquired and liabilities assumed based on their respective fair values at the date of acquisition. The excess of the purchase price over the fair values of the assets acquired and liabilities assumed was classified as goodwill and relates to expected synergies from combining operations and increased sales to the Company's larger customer base. The Company estimates that none of the goodwill acquired will be deductible for income tax purposes.

The fair value of the assets acquired includes trademark and repair process technology, determined using the relief from royalty method, and customer relationships which were determined using the multi-period excess earnings method. Both methods estimate discounted cash flows over the estimated life of the assets. The fair value measurements noted are based on significant inputs that are not observable in the market, or Level 3 inputs. Key assumptions include a discount rate range of 18% to 19% and forecasted revenue projections.

Acquisition-related costs associated with this purchase totaled $915 and are recorded in selling, general and administrative expenses in the unaudited condensed consolidated statement of operations and comprehensive income.

7

Jazz Parent, Inc. Notes to Unaudited Condensed Consolidated Financial Statements December 31, 2022 (In thousands, except share and per share amounts) 8 The following table reflects the final purchase price allocation for this acquisition: Cash 937$ Accounts receivable 1,178 Inventory 5,063 Other assets 27 Property and equipment 520 ROU assets 376 Trademark 400 Repair process technology 3,300 Customer relationships 7,300 Goodwill 6,374 Total assets 25,475 Accounts payable 561 Accrued expenses 626 Operating lease liability 376 Deferred tax liability 2,713 Total liabilities 4,276 Purchase price 21,199$ 6. Accrued Expenses Accrued expenses consist of the following: December 31, 2022 Salary related accruals 12,447$ Miscellaneous accrued liabilities 11,299 Sales rebate accruals 4,696 Health insurance accruals 995 Professional services accruals 2,574 Accrued commissions 540 Interest payable 321 32,872$

Jazz Parent, Inc. Notes to Unaudited Condensed Consolidated Financial Statements December 31, 2022 (In thousands, except share and per share amounts) 9 7. Long-Term Debt Long-term debt of the Company consists of the following: December 31, 2022 First lien term loans 469,763$ Second lien term loan 125,000 Debt issuance cost (8,762) Total long-term debt 586,001 Less: Current portion, revolving line and first liens (6,850) Less: Current portion, debt issuance cost 2,330 Long-term debt, net of current portion 581,481$ The First Lien term loans bear interest based on various variable rates plus an applicable margin rate. The First Lien term loans mature in either June 2026 or January 2027. As of December 31, 2022, the rates on the various term loans ranged from 8.4% to 11.9%. The Second Lien term loan bears interest based on various variable rates plus an applicable margin rate. The Second Lien term loan matures in June 2027. The interest rate on the Second Lien was 12.4% as of December 31, 2022. The Company has access to a revolving line of credit that bears interest based on various variable rates plus an applicable margin rate. The applicable rates are indexed to the Company’s First Lien net leverage ratio and adjusted each reporting period based on its operating results. The revolving line of credit expires in June 2024. The available capacity of the revolving line of credit was $75,000 on December 31, 2022. The outstanding balance on the revolving line of credit was $0 on December 31, 2022. The revolving line of credit and term loans are collateralized by the Company’s accounts receivable and inventories. Under the terms of the revolving line of credit and term loans, the Company must comply with certain restrictive covenants, including those which prevent the Company from paying dividends to its partners and may require the Company to use excess cash flow, as defined, to reduce the balances outstanding. Under the terms and definitions of the senior secured credit facilities as of December 31, 2022, the Company’s First Lien net leverage ratio cannot exceed 7.75. However, this covenant is only calculated and applicable when the balance outstanding on the revolving line of credit exceeds 35% of the available borrowing capacity or $26,250, whichever is greater.

Jazz Parent, Inc. Notes to Unaudited Condensed Consolidated Financial Statements December 31, 2022 (In thousands, except share and per share amounts) 10 The following is a schedule of future principal payments on the Company’s line of credit and term loans as of December 31, 2022: Year ending December 31, 2023 6,850$ 2024 6,850 2025 6,850 2026 382,488 2027 191,725 Thereafter - 594,763$ 8. Income Taxes The Company’s effective income tax rate was 42.4% for the three months ended December 31, 2022. It is based on the Company’s year-end effective tax rate and adjusted for discrete items that occurred within the period. The effective income tax rate was higher than the statutory federal income tax rate of 21% due to the change in the valuation allowance, prior year true-up, permanent disallowed book expenses, and state taxes. 9. Equity Compensation Equity compensation expense totaled $1,255 for the three-month period ended December 31, 2022 and is included in selling, general and administrative expense for those periods. 10. Commitments and Contingencies Leases As of December 31, 2022, the weighted-average remaining lease term was 5.4 and 7.1 for operating and finance leases, respectively. As of December 31, 2022, the weighted-average discount rate was 8.9% and 6.0% for operating and finance leases, respectively. The components of lease expense were as follows: Three Months Ended December 31, 2022 Operating lease expense Operating lease cost 949$ Variable lease cost 73 Short term lease cost 2 Finance lease expense Amortization of right-of-use assets 475 Interest on lease liabilities 146 Total lease expense 1,645$

Jazz Parent, Inc. Notes to Unaudited Condensed Consolidated Financial Statements December 31, 2022 (In thousands, except share and per share amounts) 11 Supplemental cash flow information related to leases was as follows: Three Months Ended December 31, 2022 Operating cash outflow from operating leases 689$ Operating cash outflow from finance leases 146 Financing cash outflow from finance leases 430 Right-of-use-assets obtained in exchange for operating lease obligations 5,114 Maturities of lease liabilities were as follows: Operating Finance Leases Leases Year ending December 31, 2023 3,451$ 2,337$ 2024 3,212 2,371 2025 2,936 1,712 2026 2,975 651 2027 2,542 671 Thereafter 2,755 3,865 Less: Interest expense (3,917) (2,028) Total obligations 13,954$ 9,579$ Litigation The Company is party to certain lawsuits arising in the ordinary course of business. Management and legal counsel do not believe that the outcome of these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows.

Jazz Parent, Inc. Notes to Unaudited Condensed Consolidated Financial Statements December 31, 2022 (In thousands, except share and per share amounts) 12 11. Subsequent Events In February 2023, the Company entered into Amendment No. 5 to the First Lien Credit Agreement which added an incremental term loan in the amount of $85,000. This First Lien incremental term loan bears interest based on the ABR (which is defined for this incremental term loan as Prime Rate plus an applicable rate of 4.5%), or Term SOFR (defined for this incremental term loans as the Term SOFR Reference Rate as published by the CME Group Benchmark Administration Limited plus an applicable rate of 5.5%). Principal on this First Lien incremental term loan is payable quarterly in installments beginning June 30, 2023 equal to .25% of the initial principal amount, with the balance due on the maturity date of January 29, 2027. On February 7, 2023, the Company finalized a membership interest purchase agreement to purchase substantially all the assets of Aero-Glen International Inc. in exchange for $150,438, which included $88,038 in cash, 91,000 Jazz TopCo class A units with a value of $20,000, a $30,000 note payable, and $12,400 of contingent consideration. The primary reason for the purchase was to obtain the customer relationships and related revenues. On May 15, 2023, the Company entered into an agreement with Heico Corporation and Magnolia Merge Inc to sell 100% of the interests of the Company for an aggregate purchase price of $1,900,000 in cash and 1,137,656 shares of Heico Class A Common Stock. The transaction closed on August 4, 2023. All outstanding Company debt as of the close was paid off in full as part of the transaction. The Company has evaluated subsequent events through August 25, 2023, the date the financial statements were available to be issued and determined that there were no additional items that required further disclosure or recognition.